Exhibit 4.10

EXTRA SPACE STORAGE LP,

EXTRA SPACE STORAGE INC.,

ESS HOLDINGS BUSINESS TRUST I

AND

ESS HOLDINGS BUSINESS TRUST II,

AS GUARANTORS,

AND

COMPUTERSHARE TRUST COMPANY, N.A.

AS TRUSTEE

TENTH SUPPLEMENTAL INDENTURE

DATED AS OF [•], 2023

TO INDENTURE DATED MAY 11, 2021

$[•]

OF

2.400% SENIOR NOTES DUE 2031

i

ii

THIS TENTH SUPPLEMENTAL INDENTURE (this “Tenth Supplemental Indenture”) is entered into as of [•], 2023 among Extra Space Storage LP, a Delaware limited partnership (the “Company”), Extra Space Storage Inc., a Maryland corporation (the “Parent”), ESS Holdings Business Trust I, a Massachusetts trust (“Trust I”), ESS Holdings Business Trust II, a Massachusetts trust (“Trust II”, and together with the Parent and Trust I, the “Guarantors”), and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has delivered to the Trustee an Indenture, dated as of May 11, 2021 (the “Base Indenture”), providing for the issuance by the Company from time to time of Securities in one or more Series;

WHEREAS, Section 2.2 of the Base Indenture provides for various matters with respect to any Series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture;

WHEREAS, each of the Company and each of the Guarantors previously entered into the First Supplemental Indenture, dated as of May 11, 2021, to establish the form and to provide for the issuance of a Series of the Company’s senior notes designated as 2.550% Senior Notes due 2031, in an initial aggregate principal amount of $450,000,000;

WHEREAS, each of the Company and each of the Guarantors previously entered into the Second Supplemental Indenture, dated as of September 22, 2021, to establish the form and to provide for the issuance of a Series of the Company’s senior notes designated as 2.350% Senior Notes due 2032, in an initial aggregate principal amount of $600,000,000;

WHEREAS, each of the Company and each of the Guarantors previously entered into the Third Supplemental Indenture, dated as of March 31, 2022, to establish the form and to provide for the issuance of a Series of the Company’s senior notes designated as 3.900% Senior Notes due 2029, in an initial aggregate principal amount of $400,000,000;

WHEREAS, each of the Company and each of the Guarantors previously entered into the Fourth Supplemental Indenture, dated as of March 28, 2023, to establish the form and to provide for the issuance of a Series of the Company’s senior notes designated as 5.700% Senior Notes due 2028, in an initial aggregate principal amount of $500,000,000;

WHEREAS, each of the Company and each of the Guarantors previously entered into the Fifth Supplemental Indenture, dated as of [•], 2023, to establish the form and to provide for the issuance of a Series of the Company’s senior notes designated as [•]% Senior Notes due 20[•], in an initial aggregate principal amount of $[•];

WHEREAS, each of the Company and each of the Guarantors previously entered into the Sixth Supplemental Indenture, dated as of [•], 2023, to establish the form and to provide for the issuance of a Series of the Company’s senior notes designated as 3.500% Senior Notes due 2026, in an initial aggregate principal amount of $[•];

WHEREAS, each of the Company and each of the Guarantors previously entered into the Seventh Supplemental Indenture, dated as of [•], 2023, to establish the form and to provide for the issuance of a Series of the Company’s senior notes designated as 3.875% Senior Notes due 2027, in an initial aggregate principal amount of $[•];

WHEREAS, each of the Company and each of the Guarantors previously entered into the Eighth Supplemental Indenture, dated as of [•], 2023, to establish the form and to provide for the issuance of a Series of the Company’s senior notes designated as 4.000% Senior Notes due 2029, in an initial aggregate principal amount of $[•];

WHEREAS, each of the Company and each of the Guarantors previously entered into the Ninth Supplemental Indenture, dated as of [•], 2023, to establish the form and to provide for the issuance of a Series of the Company’s senior notes designated as 2.200% Senior Notes due 2030, in an initial aggregate principal amount of $[•];

WHEREAS, each of the Company and each of the Guarantors desires to execute this Tenth Supplemental Indenture to establish the form and to provide for the issuance of a Series of the Company’s senior notes designated as 2.400% Senior Notes due 2031 (the “Notes”), in an initial aggregate principal amount of $[•];

WHEREAS, the board of directors of the Parent, the trustees of Trust I, on behalf of Trust I and in Trust I’s capacity as general partner of the Company, and the trustees of Trust II, in each case, has duly adopted resolutions authorizing the Company and each of the Guarantors, as applicable, to execute and deliver this Tenth Supplemental Indenture; and

WHEREAS, all of the other conditions and requirements necessary to make this Tenth Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

THEREFORE, for and in consideration of the premises and the purchase of the Series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities of such Series, as follows:

ARTICLE I

RELATION TO BASE INDENTURE; DEFINITIONS

Section 1.1 Relation to Base Indenture.

This Tenth Supplemental Indenture constitutes an integral part of the Base Indenture. Notwithstanding any other provision of this Tenth Supplemental Indenture, all provisions of this Tenth Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes.

Section 1.2 Definitions.

For all purposes of this Tenth Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture; and

(b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Tenth Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document.

“Acquired Debt” means Debt of a person (i) existing at the time such person is merged or consolidated with or into the Company or any of its Subsidiaries or becomes a Subsidiary of the Company or (ii) assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such person. Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into the Company or any of its Subsidiaries or becomes a Subsidiary of the Company or the date of the related acquisition, as the case may be.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under the Indenture in accordance with Sections 2.3, 2.7 and 6.1 hereof, as part of the same series as the Initial Notes.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authentication Order” means a Company Order to the Trustee to authenticate and deliver the Notes, signed in the name of the Company by an Officer of the General Partner.

“Bankruptcy Law” shall have the meaning ascribed thereto in Section 7.1.

“Business Day” means any day, other than a Saturday or Sunday, or any other day on which banking institutions in New York, New York or the place of payment are not authorized or obligated by law or executive order to close.

“Capitalized Property Value” means, with respect to any person, (a) Property EBITDA of such person for the four (4) consecutive fiscal quarters ended on the last day of the then most recently ended fiscal quarter covered in the Parent’s annual or quarterly report most recently furnished to Holders of the Notes or filed with the SEC, as the case may be, divided by (b) 6.75%.

“Capitalized Tenant Insurance Value” means (a) cash distributions and cash royalties received by the Company or any of its Subsidiaries (other than any Captive Insurance Subsidiary) with respect to Tenant Insurance Contracts for the four (4) consecutive fiscal quarters ended on the last day of the then most recently ended fiscal quarter covered in the Parent’s annual or quarterly report most recently furnished to Holders of the Notes or filed with the SEC, as the case may be (excluding cash distributions and cash royalties in respect of properties that are 100% owned in fee simple by the Company or any of its Subsidiaries) divided by (b) 12.5%.

“Captive Insurance Subsidiary” means any wholly owned Subsidiary of the Company that (a) has no Subsidiaries other than Captive Insurance Subsidiaries, (b) is a captive insurance company established for the primary purpose of entering into tenant insurance contracts and (c) is subject to regulation as an insurance company.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Company Order” means a written order signed in the name of the Company by an Officer of the General Partner.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at CTSO Mail Operations 1505 Energy Park Drive St. Paul, Minnesota 55108, Attention: “CCT Administrator for Extra Space LP”, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Customary Recourse Exceptions” means, with respect to any Debt, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single-purpose entity covenants, voluntary insolvency proceedings and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financing of real property.

“Debt” means, without duplication, with respect to any person, such person’s Pro Rata Share of the aggregate principal amount of indebtedness in respect of:

(i) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with GAAP,

(ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on Property or other assets owned by such person or any of its Subsidiaries directly, or indirectly through unconsolidated joint ventures, as determined in accordance with GAAP,

(iii) reimbursement obligations in connection with any letters of credit actually issued and called, and

(iv) any lease of property by such person or any of its Subsidiaries as lessee which is reflected in such person’s balance sheet as a finance lease, in accordance with GAAP;

provided, that Debt also includes, to the extent not otherwise included, any obligation by such person or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another person (other than the Company or any Subsidiary) described in clauses (i) through (iv) above (or, in the case of any such obligation made jointly with another person other than obligations to be liable for the Debt of another person solely as a result of Customary Recourse Exceptions (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof), such person’s or its Subsidiary’s allocable portion of such obligation based on its ownership interest in the related real estate assets or such other applicable assets); and provided, further, that Debt excludes Intercompany Debt and operating lease liabilities reflected in such person’s balance sheet in accordance with GAAP.

“Defaulted Interest” shall have the meaning ascribed thereto in Section 2.5.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.2, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes, The Depository Trust Company and any successor thereto.

“Development Property” means a Property currently under development on which the improvements have not been completed, or a Property where development has been completed as evidenced by a certificate of occupancy for the entire Property for the 36-month period following the issuance of such certificate of occupancy (provided that the Company may at its option elect to remove a Property from the category of Development Properties prior to the completion of the 36-month period, but any such Property may not be reclassified as a Development Property). The term “Development Property” shall include real property of the type described in the immediately preceding sentence to be (but not yet) acquired by the Company, any Subsidiary or any joint venture of the Company upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition.

“EBITDA” means, with respect to any person, for any period and without duplication, net earnings (loss) of such person for such period (including Tenant Insurance Operating Income in respect of properties that are 100% owned in fee simple by the Company or any of its Subsidiaries) excluding the impact of the following amounts with respect to any person (but only to the extent included in determining net earnings (loss) for such period):

(i) depreciation and amortization expense and other non-cash charges of such person for such period;

(ii) interest expense of such person for such period;

(iii) income tax expense of such person in respect of such period;

(iv) extraordinary and nonrecurring gains and losses of such person for such period, including without limitation, gains and losses from the sale of assets, write-offs and forgiveness of debt, foreign currency translation gains or losses; and

(v) equity in net income of non-controlling interests.

“Equity Interests” means, with respect to any person, any share of capital stock of (or other ownership or profit interests in) such person, any warrant, option or other right for the purchase or other acquisition from such person of any share of capital stock of (or other ownership or profit interests in) such person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such person or warrant, right or option for the purchase or other acquisition from such person of such shares (or such other interests), and any other ownership or profit interest in such person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Event of Default” shall have the meaning ascribed thereto in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, (a) with respect to a security listed (or an unlisted convertible security that is convertible into a security listed) on Nasdaq or have trading privileges on the New York Stock Exchange, the NYSE American, or another recognized national United States securities exchange, the London Stock Exchange, Euronext or another recognized European securities exchange, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions, and (b) with respect to any other asset, book value (determined in accordance with GAAP).

“GAAP” means accounting principles generally accepted in the United States of America, consistently applied, as in effect from time to time.

“Global Note Legend” means the legend set forth in Section 3.2(f), which is required to be placed on all Global Notes issued under the Indenture.

“Global Notes” means, individually and collectively, each of the Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with the Indenture.

“Holders” shall have the meaning ascribed thereto in Section 2.4.

“Indenture” means the Base Indenture, as supplemented by this Tenth Supplemental Indenture, and as further supplemented, amended or restated.

“Indirect Participant” means a person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $[•] aggregate principal amount of Notes issued under this Tenth Supplemental Indenture on the date hereof.

“Intercompany Debt” means, as of any date, Debt to which the only parties are the Company and any of its Subsidiaries, but only so long as that Debt is held solely by any of the Company and any of its Subsidiaries as of that date and, provided that, in the case of Debt owed by the Company to any Subsidiary, the Debt is subordinated in right of payment to the Holders of the Notes.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Interest Expense” means, with respect to any person, for any period, such person’s Pro Rata Share of interest expense for such period, with other adjustments as are necessary to exclude: (i) the effect of items classified as extraordinary items, in accordance with GAAP; (ii) amortization of debt issuance costs; (iii) prepayment penalties and (iv) non-cash swap ineffectiveness charges.

“Interest Payment Date” shall have the meaning ascribed thereto in Section 2.4.

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind, provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Life Storage OP” means Life Storage LP, a Delaware limited partnership.

“LSI” means Life Storage, Inc., a Maryland corporation.

“Marketable Securities” means: (a) common or preferred Equity Interests which are listed on Nasdaq or have trading privileges on the New York Stock Exchange, the NYSE American, or another recognized national United States securities exchange, the London Stock Exchange, Euronext or another recognized European securities exchange; (b) convertible securities which can be converted at any time into common or preferred Equity Interests of the type described in the immediately preceding clause (a); and (c) securities evidencing indebtedness issued by persons which have an investment grade credit rating by a nationally recognized statistical rating organization; provided that Marketable Securities shall not include any securities that are considered cash equivalents.

“Non-Recourse Debt” means Debt of a Subsidiary of the Company (or an entity in which the Company is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower and is non-recourse to the Company or any Subsidiary of the Company (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower); provided, further, that, if any such Debt is partially recourse to the Company or any Subsidiary of the Company (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”

“Note Guarantee” means the Guarantee by each of the Guarantors of the Company’s obligations under the Indenture and the Notes, executed pursuant to the provisions of this Tenth Supplemental Indenture.

“Notes” has the meaning assigned to it in the preamble to this Tenth Supplemental Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Officer” means, in respect of any person, any Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, and any Vice President of such person.

“Officer’s Certificate” means a certificate signed by any Officer of the Company or any Guarantor, as applicable.

“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any Guarantor.

“Par Call Date” means July 15, 2031.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to the Depositary Trust Company, shall include Euroclear and Clearstream).

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Debt in the ordinary course of business by the Company or any Subsidiary of the Company in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the Company (or entity in which the Company is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to the Company or any of the Company’s other Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability).

“Primary Treasury Dealer” means a primary U.S. Government securities dealer.

“Pro Rata Share” means, with respect to any person, any applicable figure or measure of such person and its Subsidiaries on a consolidated basis, less any portion attributable to non-controlling interests, plus such person’s or its Subsidiaries’ allocable portion of such figure or measure, based on their ownership interest, of unconsolidated joint ventures.

“Property” means a parcel (or group of related parcels) of real property.

“Property EBITDA” means, with respect to any person, for any period, such person’s Pro Rata Share of EBITDA for such period adjusted to add back the impact of corporate level general and administrative expenses.

“Record Date” shall have the meaning ascribed thereto in Section 2.4.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 4.1, the date fixed for such redemption in accordance with the provisions of Section 4.1.

“Redemption Price” shall have the meaning ascribed thereto in Section 4.1.

“Remaining Life” means, with respect to any Notes to be redeemed, the remaining term of such Notes, calculated as if the maturity date of such Notes were the Par Call Date.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” of any specified person means any Subsidiary in which such person has invested at least $100,000,000 in capital.

“Subsidiary” means, for any person (as defined in the Base Indenture, but excluding an individual, government or any agency or political subdivision thereof), any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such person or one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person, and shall include all persons the accounts of which are consolidated with those of such person pursuant to GAAP.

“Subsidiary Guarantee” means a guarantee by either LSI or Life Storage OP of the Company’s obligations under the Indenture and the Notes.

“Tenant Insurance Contract” means an insurance or reinsurance contract or agreement under which any Captive Insurance Subsidiary provides insurance or reinsurance in respect of tenant insurance related to a self-storage property.

“Tenant Insurance Operating Income” means, for any period, an amount equal to (a) the Tenant Insurance Revenue for such period minus (b) actual or attributable tenant insurance and reinsurance expenses (excluding royalty expenses paid to the Company or any of its wholly owned Subsidiaries) of the applicable Captive Insurance Subsidiaries pursuant to Tenant Insurance Contracts for such period.

“Tenant Insurance Revenue” means, for any period, the aggregate revenues for such period earned by the Captive Insurance Subsidiaries from providing tenant insurance or reinsurance services under Tenant Insurance Contracts.

“Third Amended and Restated Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of [•], 2023, by and among the Company, Parent, U.S. Bank National Association, as administrative agent, certain other financial institutions acting as syndication agents, documentation agents and lead arrangers and bookrunners, and certain lenders party thereto.

“Total Assets” means, with respect to any person, as of any date, the sum (without duplication) of:

(a) the Capitalized Property Value of such person and its Subsidiaries, excluding Capitalized Property Value attributable to Properties acquired or disposed of by such person or Subsidiary during the four consecutive quarters ending on such date and Development Properties;

(b) the Capitalized Tenant Insurance Value of such person and its Subsidiaries;

(c) all cash and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted) of such person and its Subsidiaries at such time;

(d) the Pro Rata Share of such person or its Subsidiaries of the current undepreciated book value of Development Properties held by such person or Subsidiary and all land held for development by such person or Subsidiary;

(e) the Pro Rata Share of the purchase price paid by such person or any of its Subsidiaries (less the Pro Rata Share of any amounts paid to such person or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements, and without regard to allocations of property purchase prices pursuant to Statement of Financial Accounting Standards No. 141 or other provisions of GAAP) for any Property or business acquired by the Company or such Subsidiary during the four consecutive quarters ending on such date;

(f) the contractual purchase price of Properties of such person and its Subsidiaries subject to purchase obligations, repurchase obligations, forward commitments and unfunded obligations to the extent such obligations and commitments are included in determinations of Debt; and

(g) the Fair Market Value of all Marketable Securities owned by such person or any of its Subsidiaries, plus all other assets of such person and its Subsidiaries (the value of which is determined in accordance with GAAP but excluding assets classified as intangible under GAAP), provided, however, that such other assets shall not include the right of use assets associated with an operating lease in accordance with GAAP.

In determining the Total Assets of the Company, the Company shall have the option to include Capitalized Property Value under clause (a) above from any such Properties that are otherwise subject to valuation under clause (d) or (e) above; provided, however, that if such election is made, any value attributable to such Properties under clause (d) or (e) above shall be excluded from the determination of the amount under clause (d) or (e).

“Total Unencumbered Assets” means, as of any date, those assets within Total Assets that are not subject to a Lien, less the value attributable to Capitalized Tenant Insurance Value; provided that in determining Total Unencumbered Assets, all investments in unconsolidated entities shall be excluded.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Uniform Fraudulent Conveyance Act” means any applicable federal, provincial or state fraudulent conveyance legislation and any successor legislation.

“Uniform Fraudulent Transfer Act” means any applicable federal, provincial or state fraudulent transfer legislation and any successor legislation.

“Unsecured Debt” means Debt that is not secured by a Lien on any property or assets of the Company or any of its Subsidiaries.

ARTICLE II

TERMS OF THE SECURITIES

Section 2.1 Title of the Securities.

There shall be a Series of Securities designated the “2.400% Senior Notes due 2031.”

Section 2.2 Price.

The Initial Notes shall be issued at a public offering price of 100% of the principal amount thereof.

Section 2.3 Limitation on Initial Aggregate Principal Amount; Further Issuances.

The aggregate principal amount of the Notes initially shall be limited to $[•]. The Company may, without notice to or consent of the Holders, issue Additional Notes from time to time in the future in an unlimited principal amount, subject to compliance with the terms of the Indenture.

Nothing contained in this Section 2.3 or elsewhere in this Tenth Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 2.7, 2.8, 2.11, 3.6 or 9.6 of the Base Indenture.

Section 2.4 Interest and Interest Rates; Stated Maturity of Notes.

(a) The Notes shall bear interest at the rate of 2.400% per year. Interest on the Notes will accrue from April 15, 2023 and will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2023 (each such date being an “Interest Payment Date”), to the persons in whose names the Notes are registered in the security register (the “Holders”) on the preceding April 1 or October 1, whether or not a Business Day, as the case may be (each such date being a “Record Date”). Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) If any Interest Payment Date, Stated Maturity or Redemption Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date, Stated Maturity or Redemption Date, as the case may be, until the next Business Day.

(c) The Stated Maturity of the Notes shall be October 15, 2031.

Section 2.5 Method of Payment.

Principal, premium, if any, and interest shall be payable at the Corporate Trust Office of the Trustee. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Holder entitled thereto; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $2,000,000 may specify by written notice to the Company (with a copy to the Trustee) that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment, and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee of such special record date and shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be sent to each Holder at its address as it appears in the register, not less than 10 calendar days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (b) of this Section 2.5.

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.6 Currency.

Principal and interest on the Notes shall be payable in U.S. Dollars.

Section 2.7 Additional Notes.

The Company will be entitled, without the consent of any Holders of the Notes, upon delivery of an Officer’s Certificate, Opinion of Counsel and Authentication Order, subject to its compliance with Section 6.1, to issue Additional Notes under the Indenture that will have identical terms to the Initial Notes issued on the date of the Indenture other than with respect to the date of issuance, issue price and, if applicable, the date from which interest on such Additional Notes will begin to accrue and the initial interest payment date; provided, however, that if such Additional Notes will not be fungible with the Initial Notes for U.S. federal income tax or securities law purposes, such Additional Notes will have a separate CUSIP number. Such Additional Notes will rank equally and ratable in right of payment and will be treated as a single series for all purposes under the Indenture.

With respect to any Additional Notes, the Company will set forth in a resolution of the board of directors of the Parent acting on behalf of the Company and an Officer’s Certificate, a copy of each of which will be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and

(b) the issue price, the issue date and the CUSIP number of such Additional Notes.

Section 2.8 Redemption.

The Notes may be redeemed at the option of the Company prior to the Stated Maturity as provided in Article IV.

Section 2.9 No Sinking Fund.

The provisions of Article XI of the Base Indenture shall not be applicable to the Notes.

Section 2.10 Registrar and Paying Agent.

The Trustee shall initially serve as Registrar and Paying Agent for the Notes.

ARTICLE III

FORM OF THE SECURITIES

Section 3.1 Global Form.

The Notes shall initially be issued in the form of one or more fully registered Global Notes that will be deposited with, or on behalf of the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, subject to Sections 2.7 and 2.14 of the Base Indenture. So long as the Depositary, or its nominee, is the registered owner of the Global Note, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by the Global Note for all purposes under the Indenture.

The Notes shall not be issuable in definitive form except as provided in Section 3.2(a) of this Tenth Supplemental Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A hereto. The Company shall execute and the Trustee shall, in accordance with Section 2.3 of the Base Indenture, authenticate and hold each Global Note as custodian for the Depositary. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Registrar or the custodian, at the direction of the Trustee. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company, each Guarantor and the Trustee, by their execution and delivery of this Tenth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Participants of the Depositary shall have no rights either under the Indenture or with respect to the Global Notes. The Depositary or its nominee, as applicable, shall be treated by the Company, each Guarantor, the Trustee and any agent of the Company, such Guarantor or the Trustee as the absolute owner and Holder of such Global Notes for all purposes under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company, any Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee, as applicable, or impair, as between the Depositary and its participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in the Global Notes.

Section 3.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

(2) the Company, at its option, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) upon request from the Depositary if there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in registered form in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.11 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.2 or Section 2.8 and 2.11 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.2(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.2(b) or (c).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.2(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.2(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

both:

(C) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(D) instructions given by the Depositary to the Registrar containing information regarding the person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (b)(1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Tenth Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.2(g).

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.2(b)(2) and written notice to the Trustee, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.2(g) hereof, and the Company will execute and, upon the receipt of an Authentication Order, the Trustee will authenticate and deliver to the person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.2(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the persons in whose names such Notes are so registered.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous sentence at a time when a Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 3.2, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.2(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.2(e). A Holder of Definitive Notes may transfer such Notes to a person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legend. Each Global Note issued under the Indenture, unless specifically stated otherwise in the applicable provisions of the Indenture, will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE TENTH SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE TENTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2(a) OF THE TENTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF EXTRA SPACE STORAGE LP UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

If the Notes are issued with original issue discount for U.S. federal income tax purposes, they will bear the following additional legend:

“THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). HOLDERS SHOULD CONTACT THE SENIOR VICE PRESIDENT – CAPITAL MARKETS OF EXTRA SPACE STORAGE INC. AT 2795 E. COTTONWOOD PKWY #300, SALT LAKE CITY, UT 84121 FOR INFORMATION REGARDING (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11 and 9.6 of the Base Indenture and Section 4.3 of this Tenth Supplemental Indenture).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the notes selected for redemption under Article IV and ending at the close of business on the day of such mailing;

(B) to register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company shall deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.1 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 3.2 to effect a registration of transfer or exchange may be submitted by facsimile.

(i) The transferor shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(j) None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(k) None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other person (other than the Depositary) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Notes.

ARTICLE IV

REDEMPTION OF NOTES

The provisions of Article III of the Base Indenture, as amended by the provisions of this Tenth Supplemental Indenture, shall apply to the Notes.

Section 4.1 Optional Redemption of Notes.

Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) (the “Redemption Price”) equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to but excluding the Redemption Date; and (ii) 100% of the principal amount of the Notes; plus, in either case, accrued and unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, if the Notes are redeemed on or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time or from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, if the Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, if any, on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date (instead of the Holder surrendering its Notes for redemption). The Company shall not redeem the Notes pursuant to this Section 4.1 if on any date the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded or cured on or prior to such date. The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Section 4.2 Notice of Optional Redemption, Selection of Notes.

(a) In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 4.1, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be sent, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed, or sent by electronic transmission, a notice of such redemption not fewer than ten calendar days but not more than sixty calendar days prior to the Redemption Date to each Holder of Notes to be redeemed at its last address as the same appears on the Register; provided that if the Company makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee, provided further that the text of the notice shall be prepared by the Company. Such mailing shall be by first class mail or by electronic transmission. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or electronic submission or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(b) Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the CUSIP number or numbers of the Notes being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes and (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Note in principal amount equal to the unredeemed portion thereof will be issued.

(c) On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 4.2, the Company will deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.5 of the Base Indenture) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 4.2 in excess of amounts required hereunder to pay the Redemption Price (it being acknowledged that the Trustee has no obligation to invest any such deposit).

(d) If less than all of the outstanding Notes are to be redeemed, the Trustee will select, on a pro rata basis, by lot or such other method it deems fair and appropriate or as required by the Depositary for Global Notes, subject to Applicable Procedures (in the case of Global Notes), the Notes or portions thereof of the Global Notes or the Notes in certificated form to be redeemed (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof). The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof.

Section 4.3 Payment of Notes Called for Redemption by the Company.

(a) If notice of redemption has been given as provided in Section 4.2, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable and if the Paying Agent holds funds sufficient to pay the Redemption Price of the Notes on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Company defaults in the payment of the Redemption Price, then on and after such date (i) interest will cease to accrue on any Notes called for redemption at the Redemption Date, (ii) on and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price) such Notes shall cease to be entitled to any benefit or security under the Indenture and (iii) the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date. Such will be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not the Notes in certificated form, together with necessary endorsements, are delivered to the Paying Agent; provided, however, if the Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest and premium, if any, due on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date.

(b) Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

ARTICLE V

GUARANTEE

Sections 5.1, 5.2 and 5.3 hereof shall replace Sections 12.1, 12.2 and 12.3 of the Base Indenture with respect to the Notes and the Note Guarantee.

Section 5.1 Note Guarantee.

(a) Subject to this Article 5, each Guarantor hereby fully and unconditionally guarantees, on a joint and several basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

(1) the principal of, premium, if any, and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, and interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes (including fees and expenses) will be promptly paid in full or performed, all in accordance with the terms under the Indenture or the Notes; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Each Guarantor hereby agrees that its obligations under the Indenture and the Notes are full and unconditional, irrespective of the validity, regularity or enforceability of the Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of the Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby agrees that in the event of a default in payment of the principal of or interest on the Notes entitled to the Guarantee, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.7 of the Base Indenture, by the Holders, on the terms and conditions set forth in the Indenture, directly against such Guarantor to enforce the Guarantee without first proceeding against the Company. Each Guarantor hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it and (iii) covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Indenture and the Notes.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or such Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VII, such obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of this Note Guarantee.

Section 5.2 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 5.1, each Guarantor hereby agrees that this Tenth Supplemental Indenture will be executed on its behalf by one of its Officers. If an Officer of such Guarantor whose signature is on this Tenth Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note on which the Note Guarantee of such Guarantor is endorsed, such Note Guarantee will be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Tenth Supplemental Indenture on behalf of such Guarantor.

Section 5.3 Limitation of Guarantors’ Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

Section 5.4 Application of Certain Terms and Provisions to the Guarantors.

(a) For purposes of any provision of the Indenture which provides for the delivery by any Guarantor of an Officer’s Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.2 shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

(b) Any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on any Guarantor may be given or served as described in Section 10.2 of the Base Indenture as if references therein to the Company were references to such Guarantor.

(c) Upon any demand, request or application by any Guarantor to the Trustee to take any action under the Indenture, such Guarantor shall furnish to the Trustee such Officer’s Certificate and Opinion of Counsel as are required in Section 10.1 as if all references therein to the Company were references to such Guarantor.

Section 5.5 Subsidiary Guarantees.

To the extent and for so long as LSI or Life Storage OP provide a guarantee of borrowings under the Third Amended and Restated Credit Agreement, to the extent permitted by applicable law, LSI and Life Storage OP will substantially concurrently also provide a Subsidiary Guarantee of the Notes (which Subsidiary Guarantee shall be unconditionally released and discharged automatically if LSI and Life Storage OP are no longer required to guarantee borrowings under the Third Amended and Restated Credit Agreement). In the event that such Subsidiary Guarantee is provided, each of LSI and Life Storage OP will enter into a supplemental indenture evidencing its Subsidiary Guarantee.

ARTICLE VI

ADDITIONAL COVENANTS

The covenants set forth in Sections 4.1, 4.3 and 4.4 of the Base Indenture and the following additional covenants shall apply with respect to the Notes so long as any of the Notes remain outstanding:

Section 6.1 Limitations on Incurrence of Debt.

(a) Limitation on Total Outstanding Debt. The Company will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of the Company’s and its Subsidiaries’ outstanding Debt is greater than 60% of the sum of the following (without duplication): (1) the Company’s and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter covered in the Parent’s annual or quarterly report most recently furnished to Holders of the Notes or filed with the SEC, as the case may be, and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt and any substantially concurrent offering of other securities.

(b) Limitation on Secured Debt. The Company will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any of its or any of its Subsidiaries’ property or assets, whether owned on the date of the Indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of the Company’s and its Subsidiaries’ outstanding Debt which is secured by a Lien on any of its or its Subsidiaries’ property or assets is greater than 40% of the sum of (without duplication): (1) the Company’s and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter covered in the Parent’s annual or quarterly report most recently furnished to Holders of the Notes or filed with the SEC, as the case may be; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt and any substantially concurrent offering of other securities.

(c) Debt Service Test. The Company will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of the Company’s and its Subsidiaries’ EBITDA to the Company’s and its Subsidiaries’ Interest Expense for the period consisting of the four consecutive fiscal quarters ending with the latest quarter covered in the Parent’s annual or quarterly report most recently furnished to Holders of the Notes or filed with the SEC, as the case may be, most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt, and calculated on the following assumptions:

(1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Company or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

(2) the repayment or retirement of any other Debt of the Company or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and

(3) in the case of any acquisition or disposition by the Company or any of its Subsidiaries of any asset or group of assets with a fair market value (as determined by the Company in its reasonable discretion) in excess of $1,000,000 since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

(d) If the Debt giving rise to the need to make the calculation described in this Section 6.1 or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Interest Expense, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period.

(e) Maintenance of Total Unencumbered Assets. The Company will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of its and its Subsidiaries’ outstanding Unsecured Debt determined on a consolidated basis in accordance with GAAP.

Section 6.2 Existence.

Except as permitted by Section 6.3, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that neither the Company nor any Guarantor will be required to preserve any right or franchise if the Parent’s board of directors (or any duly authorized committee of that board of directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of the Company or such Guarantor’s business.

Section 6.3 Merger, Consolidation or Sale.

The Company and each of the Guarantors may consolidate with, or sell, lease or convey all or substantially all of the Company’s or its assets to, or merge with or into, any other entity, provided that the following conditions are met:

(a) the Company or such Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than the Company or such Guarantor, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and in the case of the Company shall expressly assume by supplemental indenture payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the Indenture or, in the case of such Guarantor, shall expressly assume by supplemental indenture the payment of all amounts due under such Guarantor’s Note Guarantee and the due and punctual performance and observance of all of the covenants and conditions of such Guarantor in the Indenture and the Note Guarantee, as the case may be;

(b) immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(c) an Officer’s Certificate and Opinion of Counsel covering these conditions shall be delivered to the Trustee.

In the event of any transaction described in and complying with the conditions listed in this Section 6.3 in which the Company and/or any Guarantor are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of the Company and/or such Guarantor, and the Company and/or such Guarantor shall be discharged from its or their obligations under the Notes and the Indenture.

Section 6.4 Payment of Taxes and Other Claims.

The Company and each Guarantor will each pay or discharge or cause to be paid or discharged before it becomes delinquent: (i) all taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries; provided, however, that neither the Company nor any Guarantor will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

Section 6.5 Provision of Financial Information.

(a) For as long as the Notes are outstanding, the Parent will file with the Trustee, within 15 days after the Parent is required to file the same with the SEC, copies of the annual and quarterly reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Parent may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Parent is not required to file information, documents or reports with the SEC pursuant to either Section 13 or Section 15(d) of the Exchange Act, the Parent will file with the Trustee and the SEC, in accordance with any other rules and regulations that may be prescribed from time to time by the SEC, such annual and quarterly reports and supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time by the SEC in such rules and regulations.

(b) In addition to clause (a) above, for as long as the Notes are outstanding, if at any time the Parent is not subject to Section 13 or Section 15(d) of the Exchange Act and the Parent is not providing annual and quarterly reports and supplementary and periodic information, documents and reports to the SEC and the Trustee pursuant to the previous paragraph, the Parent will, at its option, either (i) post on a publicly available website or (ii) post on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a “Confidential Datasite”), within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and audited annual financial statements and accompanying disclosure described in Item 303 of Regulation S-K (“management’s discussion and analysis of financial condition and results of operations”) that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, required to be filed with the SEC if the Parent were subject to Section 13(a) or Section 15(d) of the Exchange Act. If the Parent elects to furnish such reports via a Confidential Datasite, access to such Confidential Datasite will be provided promptly upon request to Holders and beneficial owners of, and bona fide potential investors in, the Notes as well as securities analysts and market makers and no such request for access to such Confidential Datasite will be unreasonably denied.

(c) Reports and other documents filed by the Parent with the SEC and publicly available via the EDGAR system, a publicly available website or a Confidential Datasite will be deemed to be delivered to the Trustee as of the time such filing is publicly available via EDGAR, such publicly available website or such Confidential Datasite for purposes of this Section 6.5. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants under the Indenture relating to the Notes (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall not be obligated to monitor or confirm on a continuing basis or otherwise our compliance with the covenants or with respect to any reports or other documents filed with the SEC under the indenture. In addition, if the Company becomes an SEC filer, the reports of the Company will be deemed to satisfy this Section 6.5.

(d) In the event that any direct or indirect parent company of the Parent becomes a guarantor of the Notes, the Parent may satisfy its obligations under this Section 6.5 to provide financial information of the Parent by furnishing the equivalent financial information relating to such parent; provided that such equivalent financial information is accompanied by consolidating financial information that explains in reasonable detail the differences between the information for such parent, on the one hand, and the information for the Parent and its consolidated subsidiaries, on the other hand.

Section 6.6 Maintenance of Properties.

The Company will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of the Company may be necessary in order for the Company to at all times properly and advantageously conduct its business carried on in connection with such properties; provided that the Company and its Subsidiaries shall be permitted to sell or transfer properties in the ordinary course of business.

Section 6.7 Insurance.

The Company will, and will cause each of its Subsidiaries to, keep in force upon all of its and each of its Subsidiaries’ properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the Company and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Section 6.8 General.

For purposes of this Article VI, Debt shall be deemed to be incurred by the Company or any of its Subsidiaries whenever the Company or such Subsidiary shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof.

ARTICLE VII

DEFAULTS AND REMEDIES

Sections 7.1 and 7.2 hereof shall replace Sections 6.1 and 6.2 of the Base Indenture with respect to the Notes only.

Section 7.1 Events of Default.

“Event of Default,” wherever used herein or in the Base Indenture with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default for 30 days in the payment of any installment of interest under the Notes;

(b) default in the payment of the principal amount or Redemption Price due with respect to the Notes, when the same becomes due and payable; provided, however, that a valid extension of the Stated Maturity of the Notes in accordance with the terms of the Indenture shall not constitute a default in the payment of principal;

(c) failure by the Company or any of the Guarantors to comply with any of the Company’s or such Guarantor’s respective other agreements in the Notes or the Indenture with respect to the Notes upon receipt by the Company of notice of such default by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the Company’s failure to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

(d) failure to pay any Debt (other than Non-Recourse Debt) for monies borrowed by the Company, any Guarantor or any of their respective Significant Subsidiaries in an outstanding principal amount in excess of $100,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which Debt (other than Non-Recourse Debt) is, or has become, the primary obligation of the Company or such Guarantor and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Company from the Trustee (or to the Company and the Trustee from Holders of at least twenty five percent (25%) in principal amount of the outstanding Notes); or

(e) the Company, any Guarantor or any of their respective Significant Subsidiaries pursuant to or under or within meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Company, any such Guarantor or any such Significant Subsidiary or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, any such Guarantor or any such Significant Subsidiary or any substantial part of the property of the Company, any such Guarantor or any such Significant Subsidiary; or

(ii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, any such Guarantor or any such Significant Subsidiary; or

(iii) consents to the appointment of a custodian of it or for all or substantially of its property; or

(iv) makes a general assignment for the benefit of creditors; or

(f) an involuntary case or other proceeding shall be commenced against the Company, any Guarantor or any of their respective Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company, any such Guarantor or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, any such Guarantor or any such Significant Subsidiary or any substantial part of the property of the Company, any such Guarantor or any such Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) calendar days; or

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company, any Guarantor or any of their respective Significant Subsidiaries in an involuntary case or proceeding;

(ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Company, any such Guarantor or any such Significant Subsidiary or any substantial part of the property of the Company, any such Guarantor or any such Significant Subsidiary; or

(iii) orders the liquidation of the Company, any such Guarantor or any such Significant Subsidiary, in each case in this clause (g), the order or decree remains unstayed and in effect for thirty (30) calendar days.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

Section 7.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default referred to in Sections 7.1(e), 7.1(f) or 7.1(g), which shall result in an automatic acceleration), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all of the outstanding Notes to be due and payable immediately, by a written notice thereof to the Company and the Parent (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Sections 7.1(e), 7.1(f) or 7.1(g) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after the principal amount of and premium, if any, and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the Holders of all of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 6.13 of the Base Indenture, if: (a) the Company or any Guarantor has deposited with the Trustee all required payments of the principal of, and premium, if any, and interest on, the Notes, plus the reasonable compensation and reimbursement for the Trustee’s expenses, disbursements and advances pursuant to Section 7.7 of the Base Indenture; and (b) all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof), or premium, if any, and interest on, the Notes that have become due solely because of such acceleration, have been cured or waived. No such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 4.3 of the Base Indenture and the steps to be taken to cure such Event of Default.

ARTICLE VIII

AMENDMENTS AND WAIVERS

Sections 8.1 and 8.2 hereof shall replace Sections 9.1 and 9.2 of the Base Indenture with respect to the Notes only.

Section 8.1 Without Consent of Holders.

The Company, when authorized by resolutions of the board of directors of the Parent, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental without the consent of any Holder of the Notes hereto for one or more of the following purposes:

(a) to cure any ambiguity, defect or inconsistency in the Indenture; provided that this action shall not adversely affect the interests of the Holders of the Notes in any material respect;

(b) to comply with Section 6.3;

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(d) to add guarantors with respect to the Notes or secure the Notes;

(e) to evidence a successor to the Company as obligor or to any Guarantor as guarantor under the Indenture with respect to the Notes;

(f) to surrender any of the Company’s rights or powers under the Indenture;

(g) to add covenants or events of default for the benefit of the Holders of any Notes;

(h) to comply with the applicable procedures of the Depositary;

(i) to make any change that does not adversely affect the interests of the Holders of any Notes then outstanding in any material respect;

(j) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or change any of the provisions of the Indenture as may be necessary to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts hereunder by a successor Trustee;

(k) to effect the appointment of a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture to provide for or facilitate administration by more than one Trustee;

(l) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(m) to reflect the release of any Guarantor as guarantor, in accordance with the provisions of the Indenture; and

(n) to conform the text of the Indenture, any Guarantee or the Notes to any provision of the description thereof set forth in the Prospectus to the extent that such provision in the Prospectus was intended to be a verbatim recitation of a provision of the Indenture, such Note Guarantee or the Notes (as certified in an Officer’s Certificate).

Upon the written request of the Company, accompanied by a copy of the resolutions of the board of directors of the Parent certified by the corresponding Secretary or Assistant Secretary, authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.1 may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 8.2.

Section 8.2 With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, each Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Note so affected:

(a) reduce the amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the rate of or extend the time for payment of interest (including default interest) on the Notes;

(c) reduce the principal of, or premium, if any, on, or change the Stated Maturity of, the Notes;

(d) reduce the principal amount of discount securities payable upon acceleration of maturity;

(e) waive a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(f) make the principal of, or premium, if any, or interest on, the Notes payable in any currency other than that stated in the Notes;

(g) make any change in Section 6.8 of the Base Indenture, Section 6.13 of the Base Indenture or Section 8.2 of this Tenth Supplemental Indenture;

(h) waive a redemption payment with respect to the Notes; or

(i) release the Parent or any other Guarantor as a guarantor of the Notes other than as provided in the Indenture or modify the Note Guarantee in any manner adverse to the Holders of the Notes.

Upon the written request of the Company, accompanied by a copy of the resolutions of the board of directors of the Parent certified by the corresponding Secretary or Assistant Secretary, authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. In executing or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by the Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel or an Officer’s Certificate or both stating that the execution of such supplemental indenture is authorized or permitted by the Indenture, that all conditions precedent to the execution of such supplemental indenture have been complied with, and that the supplemental indenture is a legal, valid and binding obligation of the Company and each Guarantor, as applicable, enforceable against it in accordance with its terms.

It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 8.3 Assumption by Parent.

Without the consent of any Holders of the Notes, the Parent, or a Subsidiary thereof, may directly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest on all the Notes and the performance of every covenant of the Indenture on the part of the Company to be performed or observed. Upon any such assumption, the Parent or such Subsidiary shall succeed the Company, and be substituted for and may exercise every right and power of the Company, under the Indenture with the same effect as if the Parent or such Subsidiary had been the issuer of the Notes, and the Company shall be released from all obligations and covenants with respect to the Notes. No such assumption shall be permitted unless the Parent has delivered to the Trustee (i) an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption and supplemental indenture comply with this Section 8.3 and Article V of the Base Indenture, and that all conditions precedent in the Indenture provided for relating to such transaction have been complied with and that, in the event of assumption by a Subsidiary, the Note Guarantee and all other covenants of the Parent in the Indenture remain in full force and effect and (ii) an opinion of independent counsel that the Holders of the Notes shall have no materially adverse United States federal tax consequences as a result of such assumption, and that, if any Notes are then listed on the New York Stock Exchange, that the Notes shall not be delisted as a result of such assumption.

ARTICLE IX

MEETINGS OF HOLDERS OF NOTES

Section 9.1 Purposes for Which Meetings May Be Called.

A meeting of Holders may be called at any time and from time to time pursuant to this Article IX to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by the Indenture to be made, given or taken by Holders.

Section 9.2 Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders for any purpose specified in Section 9.1, to be held at such time and at such place in The City of New York, New York as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 10.2 of the Base Indenture, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Company, any Guarantor or the Holders of at least 10% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders for any purpose specified in Section 9.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, such Guarantor, if applicable, or the Holders in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section 9.2.

Section 9.3 Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders, a person shall be (a) a Holder of one or more outstanding Notes, or (b) a person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders; provided, that none of the Company, any other obligor upon the Notes or any Affiliate of the Company shall be entitled to vote at any meeting of Holders or be counted for purposes of determining a quorum at any such meeting in respect of any Notes owned by such persons. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of any Guarantor and its counsel and any representatives of the Company and its counsel.

Section 9.4 Quorum; Action.

The persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the persons holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Notes which shall constitute a quorum.

Except as limited by the proviso to Section 8.2, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as limited by the proviso to Section 8.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes. Any such resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section 9.4 shall be binding on all the Holders, whether or not such Holders were present or represented at the meeting.

Section 9.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.2(b), in which case the Company, the Guarantors or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the outstanding Notes of such series represented at the meeting.

(c) At any meeting, each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

(d) Any meeting of Holders duly called pursuant to Section 9.2 at which a quorum is present may be adjourned from time to time by persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 9.6 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.2 and, if applicable, Section 9.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and the Guarantors, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Evidence of Compliance with Conditions Precedent, Certificates to Trustee.

This Section 10.1 shall replace Sections 10.4 and 10.5 of the Base Indenture with respect to the Notes only.

Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of the Indenture, the Company shall furnish to the Trustee an Officer’s Certificate in a form reasonably acceptable to the Trustee stating that all covenants and conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with, and an Opinion of Counsel in a form reasonably acceptable to the Trustee stating that, in the opinion of such counsel, all such covenants and conditions precedent have been complied with. The Officer’s Certificate or Opinion of Counsel provided for in the Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in the Indenture shall include: (1) a statement that the person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such Officer’s Certificate or Opinion of Counsel is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 10.2 No Recourse Against Others.

This Section 10.2 shall replace Section 10.8 of the Base Indenture with respect to the Notes only.

Except as otherwise expressly provided in Article V of this Tenth Supplemental Indenture, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to Article IV) or premium, if any, or interest on any Note or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Tenth Supplemental Indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of any Guarantor, the Company or any of the Company’s Subsidiaries or of any successor thereto, either directly or through such Guarantor, the Company or any of the Company’s Subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Tenth Supplemental Indenture and the issue of the Notes.

Section 10.3 Trust Indenture Act Controls.

If any provision of this Tenth Supplemental Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Tenth Supplemental Indenture by the TIA, such required or deemed provision shall control.

Section 10.4 Governing Law.

THIS TENTH SUPPLEMENTAL INDENTURE AND THE NOTES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE BASE INDENTURE, TENTH SUPPLEMENTAL INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 10.5 Counterparts.

This Tenth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Tenth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Tenth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Tenth Supplemental Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Tenth Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Tenth Supplemental Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Company Order, Opinion of Counsel, Note, Note Guarantee, opinion of counsel, instrument, agreement or other document delivered pursuant to this Tenth Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 2.3 of the Base Indenture, Section 5.2 of this Tenth Supplemental Indenture or elsewhere in the Indenture to the execution, attestation or authentication of any Note, any Guarantee endorsed on any Note, or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in this Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Notes or any Note Guarantees. The Company agrees to assume all risks arising out of the use of using digital signatures, including without limitation the risk of the Trustee acting on unauthorized instructions.

This Tenth Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 10.6 Successors.

All agreements of the Company and each Guarantor in this Tenth Supplemental Indenture and the Notes shall bind their respective successors.

All agreements of the Trustee in this Tenth Supplemental Indenture shall bind its successor.

Section 10.7 Severability.

In case any provision in this Tenth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.8 Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Tenth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.9 Ratifications.

The Base Indenture, as supplemented and amended by this Tenth Supplemental Indenture, is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Tenth Supplemental Indenture with respect to the Notes supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

Section 10.10 Effectiveness.

The provisions of this Tenth Supplemental Indenture shall become effective as of the date hereof.

Section 10.11 The Trustee.

The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Tenth Supplemental Indenture or the due execution thereof by the Company. The recitals contained herein shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), excluding any creditor relationship listed in TIA Section 311(b), the Trustee shall be subject to the provisions of the TIA regarding the collection of the claims against the Company (or any such other obligor). If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

EXTRA SPACE STORAGE LP, as the Company

By:	ESS Holdings Business Trust I
Its general partner

By:
Name:
Title:

EXTRA SPACE STORAGE INC., as a Guarantor

By:
Name:
Title:

ESS HOLDINGS BUSINESS TRUST I, as a Guarantor

By:
Name:
Title:

ESS HOLDINGS BUSINESS TRUST II, as a Guarantor

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as the Trustee

By:
Name:
Title:

EXHIBIT A

EXTRA SPACE STORAGE LP

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE TENTH SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE TENTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2(a) OF THE TENTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF EXTRA SPACE STORAGE LP UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXTRA SPACE STORAGE LP

2.400% SENIOR NOTES DUE 2031

Certificate No. [●]

CUSIP No.: [●]

ISIN: [●]

$[●]

Extra Space Storage LP, a Delaware limited partnership (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [●] DOLLARS ($[●])[, or such lesser amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note,] on October 15, 2031 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2023, to the Holder in whose name the Note is registered in the security register on the preceding April 1 or October 1, whether or not a Business Day, as the case may be, in accordance with the terms of the Indenture. Interest on the Notes will accrue from April 15, 2023. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the Holder entitled thereto; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $2,000,000 may specify by written notice to the Company that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: [●], 20[●]

EXTRA SPACE STORAGE LP
By:	ESS Holdings Business Trust I,
Its general partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated: [●], 20[●]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

EXTRA SPACE STORAGE LP

2.400% SENIOR NOTES DUE 2031

This Note is one of a duly authorized issue of Securities of the Company, designated as its 2.400% Senior Notes due 2031 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of May 11, 2021 (herein called the “Base Indenture”), among the Company, the Guarantors and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (herein called the “Trustee”), as supplemented by the Tenth Supplemental Indenture, dated as of [•], 2023 (herein called the “Tenth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantors and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default specified in Sections 7.1(e), 7.1(f) and 7.1(g) of the Tenth Supplemental Indenture with respect to the Company) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Sections 7.1(e), 7.1(f) and 7.1(g) of the Tenth Supplemental Indenture occurs, the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.

The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 8.2 of the Tenth Supplemental Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency prescribed herein and in the Indenture.

Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in minimum denominations of $2,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Company shall have the right to redeem the Notes under certain circumstances as set forth in Section 4.1, Section 4.2 and Section 4.3 of the Tenth Supplemental Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

The obligations of each Guarantor to the Holders of the Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article V of the Tenth Supplemental Indenture and reference is hereby made to such Indenture for the precise terms of the Note Guarantee.

Except as expressly provided in Article V of the Tenth Supplemental Indenture, no recourse for the payment of the principal of (including the Redemption Price (as defined in Section 4.1 of the Tenth Supplemental Indenture) upon redemption pursuant to Article IV of the Tenth Supplemental Indenture) or any premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of any Guarantor, the Company or any of the Company’s Subsidiaries or of any successor thereto, either directly or through such Guarantor, the Company or any of the Company’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount at maturity of this Global Note	Amount of increase in principal amount at maturity of this Global Note	Principal amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This Schedule should be included only if the Note is issued in global form.